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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULE

We consent to the incorporation by reference in Registration Statement No. 33-41050, No. 33-48808, No. 33-65132, No. 33-60891, No. 33-13013, No. 333-69157
and No. 333-86527 on Form S-8 and No. 333-87603 and No. 333-76853 on Form S-3
of our report dated December 15, 1999, appearing in this Annual Report on Form 10-K of Optical Coating Laboratory, Inc. for the year ended October 31, 1999.

Our audits of the consolidated financial statements referred to in our aforementioned report also included the financial statement schedule of Optical Coating Laboratory, Inc., listed in Item 14 (A) (2). The financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule, when considered in relation to the basic financial statements taken as a whole, present fairly, in all material respects, the information set forth therein.


Deloitte & Touche LLP
San Jose, California
January 28, 2000